
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Diversified Futures fund III L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                      62,384,530
<SECURITIES>                                         0
<RECEIVABLES>                                  234,230<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              73,774,146<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                73,774,146<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            16,870,923<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             8,141,556
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              8,729,367
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          8,729,367
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 8,729,367
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $230,391 and receivables from DWR of $3,839.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $11,155,386.
<F3>Liabilities include redemptions payable of $1,237,455, accrued brokerage commissions of 0, accrued management fees of $185,798, accrued administrative expenses of $91,265 and accrued transaction fees and costs of 0.
<F4>Total revenue includes realized trading revenue of $3,815,795, net change in unrealized of $10,037,069 and interest income of $3,018,059.

